UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Unaudited Pro Forma Condensed Consolidated Financial Statements of NuStar Energy L.P.

This Current Report on Form 8-K is being filed by NuStar Energy L.P. (“NuStar Energy”) to provide investors with unaudited pro forma condensed consolidated financial statements in connection with NuStar Energy’s entry into a Purchase and Sale Agreement, dated as of July 3, 2012, by and among NuStar Energy, NuStar Logistics, L.P. (“Logistics”), NuStar Asphalt Refining, LLC, NuStar Marketing LLC, NuStar GP, LLC, NuStar Asphalt LLC and Asphalt Acquisition LLC (“Acquisition Co.”), an affiliate of Lindsay Goldberg (“LG”), to sell to Acquisition Co. membership interests representing a 50% voting interest in NuStar Asphalt LLC.  NuStar Asphalt LLC was formed for the purpose of entering into a joint venture with LG to own and operate Logistics’ asphalt operations, including its asphalt refineries in Paulsboro, New Jersey and Savannah, Georgia.

Exhibit 99.1 to this Current Report on Form 8-K presents the following unaudited pro forma condensed consolidated financial statements of NuStar Energy and its subsidiaries, which have been prepared in accordance with Article 11 of Regulation S-X:

•                  Unaudited pro forma condensed consolidated balance sheet as of June 30, 2012;

•                  Unaudited pro forma condensed consolidated statement of comprehensive income for the six months ended June 30, 2012;

•                  Unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011; and

•                  Notes to unaudited pro forma condensed consolidated financial statements.

Updated Trends and Outlook

Storage Segment

For the last half of 2012, we expect the storage segment to continue to benefit from internal growth projects completed in 2011 as well as those expected to be completed in 2012, mainly at our St. Eustatius terminal in the Caribbean and our St. James, Louisiana terminal. However, third quarter 2012 earnings may be slightly lower than the same period of 2011 due to higher maintenance costs at several of our terminal facilities that will more than offset the expected additional earnings from those completed projects. For the fourth quarter, we expect slightly higher earnings than in the fourth quarter of 2011. Overall, we expect the full year 2012 earnings for the storage segment to exceed 2011.

Transportation Segment

We expect earnings of the transportation segment for the third quarter and the fourth quarter of 2012 to be slightly higher than the same periods in 2011. Earnings for this segment should benefit from higher throughputs related to the pipeline expansion projects completed in 2011 and in July 2012 that serve Eagle Ford Shale production as well as an additional Eagle Ford shale expansion project we should complete in the third or fourth quarter of 2012. Additionally, the last half of 2012 will benefit from the tariff increase that went into effect on July 1, 2012 on our pipelines regulated by the Federal Energy Regulatory Commission. However, we expect throughputs to be negatively affected by planned maintenance at refineries served by our pipelines in the fourth quarter of 2012, which will partially offset the expected increases described above. Overall, we expect the full year 2012 earnings for the transportation segment to be higher than 2011.

Asphalt and Fuels Marketing Segment

We expect to complete the sale of 50% of our asphalt operations in the third quarter of 2012. Upon closing of the sale, we expect to deconsolidate the asphalt operations and prospectively report our remaining investment using the equity method of accounting. Because of our ongoing involvement with the asphalt operations, we will not report its historic results of operations as discontinued operations. Therefore, our future results of operations for this segment, subsequent to deconsolidation, will not be comparable to the corresponding historic periods. Furthermore, at the closing date, we have agreed to sell inventory associated with our asphalt operations to the new entity at market prices, as defined in the purchase and sale agreement filed on our July 6, 2012 Current Report on Form 8-K. In recent months, crude oil prices generally have declined. If that trend continues, the market price for our inventory may be less than our cost, causing an additional loss upon deconsolidation of the asphalt operations. We expect third quarter earnings for our asphalt and fuels marketing segment to fall below the third quarter of last year and result in a slight loss for the segment.   Lower earnings from asphalt operations, the San Antonio refinery as well as bunkering and crude oil trading are all expected to contribute to the third quarter loss. For the fourth quarter, we expect higher earnings than in the fourth quarter of 2011 primarily due to the completion of the sale of 50% of our asphalt operations. Full year results for the fuels marketing operations are expected to be less than the full year results for the prior year.

The updated outlook set forth above constitutes management’s best estimate based on current and anticipated market conditions and other factors.  While NuStar Energy believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate.  These risks and uncertainties include crude oil prices, the state of the economy, changes to refinery maintenance schedules and other factors that affect overall demand for the products we store, transport and sell as well as changes in commodity prices for the products we market.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: September 4, 2012		By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements